Exhibit 16

                        [Liebman Goldberg & Drogin, LLP]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 included in the Form 8-K dated May 2, 2003, of Power2Ship, Inc. (f/k/a Jaguar Investments, Inc.) (Commission File Number 0-25753) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein regarding Liebman Goldberg & Drogin, LLP.

We are not in a position to agree or disagree with the disclosures regarding Sweeney Gates & Co.


                                  /s/ Liebman Goldberg & Drogin, LLP
                                  ----------------------------------
                                  Liebman Goldberg Drogin, LLP
                                  Garden City, New York

May 16, 2003